EXHIBIT 32
                              EASTON BANCORP, INC.
                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFICER



  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


     We, the undersigned, certify that to the best of our knowledge, based upon a review of the registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 2003 (the "Report"):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

                                         EASTON BANCORP, INC.
                                        ----------------------------------------
                                           (Registrant)



Date:    November 7, 2003               By:  /s/ R. Michael S. Menzies, Sr.
       ------------------                  -------------------------------------
                                                 R. Michael S. Menzies, Sr.
                                                 President
                                                 (Principal Executive Officer)



Date:    November  7,  2003             By:  /s/ Pamela A. Mussenden
       --------------------                -------------------------------------
                                                 Pamela A. Mussenden
                                                 Assistant Treasurer
                                                 (Principal Financial Officer)